UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2013

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2013, Jarden Corporation (the “Company”) accepted and rendered payment for $168.5 million in principal amount of its 8% Senior Notes due 2016 (the “Notes”) that were tendered on or prior to 5:00 p.m., Eastern Time, on March 27, 2013 (the “Early Tender Deadline”) pursuant to the Company’s previously announced cash tender offer (the “Tender Offer”) for any and all of the $300 million outstanding principal amount of the Notes. The Company also announced that it had received consents from holders of 56.2% of the Notes as of the Early Tender Deadline, which is a sufficient number of consents to effect all of the proposed amendments to the Indenture (as defined herein) governing the Notes. In connection with receiving these consents, the Company entered into the Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), among the Company, the guarantors named therein and Wells Fargo Bank, National Association (as successor to The Bank of New York Mellon), as trustee (the “Trustee”). The Fourth Supplemental Indenture supplements the Base Indenture, dated as of April 30, 2009, among the Company, the guarantors party thereto and the Trustee, as applicable, as amended and supplemented by the First Supplemental Indenture, dated as of April 30, 2009, as further supplemented by the Second Supplemental Indenture, dated as of November 23, 2009 (collectively, referred to herein as the “Indenture”), providing for the issuance of the Notes. The Fourth Supplemental Indenture has been entered into in order to eliminate substantially all of the restrictive covenants and related provisions in the Indenture, as well as to shorten the notice period for optional redemptions of the Notes.

A copy of the Fourth Supplemental Indenture is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference. The foregoing summary description of Fourth Supplemental Indenture and the transactions contemplated thereby is not intended to be complete, and is qualified in its entirety by the complete text of the Fourth Supplemental Indenture.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

On March 28, 2013, the Company became obligated on a direct financial obligation by closing on its previously announced facilities increase of additional tranche A term loans under its existing senior secured credit facility in an aggregate principal amount of $250 million (the “Facilities Increase”).

Item 7.01	Regulation FD Disclosure.

Press Release Regarding Early Tender Offer and Consent Solicitation Results

On March 28, 2013, the Company announced that $168.5 million in principal amount of the Notes were tendered on or prior to the Early Tender Deadline pursuant to the Company’s previously announced Tender Offer. The Company also announced that it had received consents from holders of 56.2% of the Notes as of the Early Tender Deadline, which is a sufficient number of consents to effect all of the proposed amendments to the Indenture governing the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Press Release Regarding $250 Million Term Loan Facilities Increase and Acceptance for Payment of Early Tendered Notes

On March 28, 2013, the Company announced that it had closed its previously announced Facilities Increase. The Company also announced that it had accepted and rendered payment on March 28, 2013 for $168.5 million in principal amount for the Notes that were tendered by the Early Tender Deadline. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is furnished pursuant to this Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits: The following exhibit is hereby furnished as part of this Current Report on Form 8-K:

4.1	Fourth Supplemental Indenture, dated as of March 28, 2013, among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

99.1	Press release, dated March 28, 2013, issued by Jarden Corporation (furnished only).

99.2	Press release, dated March 28, 2013, issued by Jarden Corporation (furnished only).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2013

JARDEN CORPORATION

By:	/s/ John E. Capps
	Name:	John E. Capps
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Number	Exhibit

4.1	Fourth Supplemental Indenture, dated as of March 28, 2013, among the Company, the guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

99.1	Press release, dated March 28, 2013, issued by Jarden Corporation (furnished only).

99.2	Press release, dated March 28, 2013, issued by Jarden Corporation (furnished only).